                                                                    EXHIBIT 23.2

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, with respect to the financial statements of the Custom Manufacturing Services Business of Texas Instruments Incorporated by reference in the Registration Statement (Form S-3) of Solectron Corporation for the registration of 3,401,864 shares of its Common Stock.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------

                                          ERNST & YOUNG LLP

Dallas, Texas
April 11, 1996